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                                                                   EXHIBIT 10.50

                       FIDELITY NATIONAL TITLE GROUP, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

         Fidelity National Title Group, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an employee stock purchase plan to be known as the "Fidelity National Title Group, Inc. Employee Stock Purchase Plan" (hereinafter referred to as the "Plan"). The Plan shall become effective on [______________].

                                   ARTICLE I
                               PURPOSE OF THE PLAN

         1.1. PURPOSE. The Company has determined that it is in its best interests to provide an incentive to attract and retain Employees and to increase Employee morale by providing a program through which Employees may acquire a proprietary interest in the Company through the purchase of Company Stock. The Plan shall permit Employees to subscribe for and purchase shares of the Company Stock, and to pay the purchase price in installments by payroll deductions. Participation in the Plan is entirely voluntary and neither the Company nor any of its Subsidiaries makes any recommendations to their Employees as to whether they should participate in the Plan. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, as amended, nor qualify as an "employee stock purchase plan" under Section 423 of the Code.

                                   ARTICLE II
                                   DEFINITIONS

         2.1. BASE EARNINGS. "Base Earnings" means the amount of a Participant's regular salary before deductions required by law and deductions authorized by the Participant, including any elective deferrals with respect to a plan of the Employer qualified under Sections 125 or 401(a) of the Code and any amounts deferred by the Participant to a nonqualified deferred compensation plan sponsored by the Employer. In the case of Participants primarily compensated on a commission basis, "Base Earnings" may include commission earnings not to exceed $7,500 per month. "Base Earnings" shall not include: wages paid for overtime, extended workweek schedules or any other form of extra compensation, payments made by the Employer based upon salary for Social Security, workers' compensation, unemployment compensation, disability payments or any other payment mandated by state or federal statute, or salary-related contributions made by the Employer for insurance, annuity or any other employee benefit plan.

         2.2. BOARD. "Board" means the Board of Directors of the Company.

         2.3. BROKER. "Broker" means the financial institution designated by the Company to act as Broker for the Plan under Article VIII below.

         2.4. BROKERAGE ACCOUNT. "Brokerage Account" means the bookkeeping entry maintained by the Company for the purpose of accounting for the benefits accrued by a Participant under the Plan.
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         2.5. CODE. "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         2.6. COMMITTEE. "Committee" means the Committee described in Article VIII.

         2.7. COMPANY. "Company" means Fidelity National Title Group, Inc., a Delaware corporation.

         2.8. COMPANY STOCK. "Company Stock" means Class A common stock of the Company, par value $0.0001 per share.

         2.9. DISTRIBUTION DATE. "Distribution Date" means the date as of which the distribution of Company Stock to the holders of the outstanding common stock of Fidelity National Financial, Inc., is effected.

         2.10. EMPLOYEE. "Employee" means each person currently employed by the Employer who (a) averages at least twenty hours per week, any portion of whose income is subject to withholding of income tax or for whom Social Security retirement contributions are made by the Employer, or (b) qualifies as a common-law employee of the Employer. Persons determined by the Board to be non-Employees and Employees on a leave of absence are not eligible to become Participants in the Plan.

         2.11. EMPLOYER. "Employer" means the Company and any Subsidiary that adopts this Plan with the approval of the Board.

         2.12. PARTICIPANT. "Participant" means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.

         2.13. PAYROLL PERIOD. "Payroll Period" means the pay periods coinciding with the Employer's payroll practices, as revised from time to time.

         2.14. PLAN YEAR. "Plan Year" means the twelve consecutive month period ending each December 31.

         2.15. QUARTER. "Quarter" means the three consecutive calendar month periods commencing January 1 through March 31, April 1 through June 30, July 1 through September 30 and October 1 through December 31 each Plan Year.

         2.16. QUARTER END. "Quarter End" means the last day of each Quarter (March 31, June 30, September 30 or December 31).

         2.17. SUBSIDIARY. "Subsidiary" means any corporation in which the Company owns, directly or indirectly, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns, directly or indirectly, at least fifty percent (50%) of the combined equity thereof.

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                                  ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

         3.1. ELIGIBILITY. Eligibility under the Plan shall be determined as follows:

                  (a) Each Employee of the Employer who participated in or was eligible to participate in the Fidelity National Financial, Inc. Employee Stock Purchase Plan (the "FNF ESPP") prior to the Distribution Date shall be eligible to become a Participant in the Plan following the Distribution Date.

                  (b) All other Employees of the Employer shall be eligible to become Participants in the Plan on the first day of the next Payroll Period (to the extent practical under the Employer's payroll practices) following the delivery of an enrollment form provided by the Employer (the "Enrollment Form") coincident with or next following the completion of ninety days of employment with the Employer.

         3.2. PARTICIPATION. As soon as administratively practicable following the Distribution Date, as determined by the Committee in its sole discretion, an Employee who has satisfied the eligibility requirements of Section 3.1 may become a participant in the Plan upon his or her completion and delivery to the Human Resources Department of the Company an Enrollment Form authorizing payroll deductions. Payroll deductions for a Participant shall commence on the first day of the next Payroll Period coincident with or next following the filing of the Participant's Enrollment Form and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article VII or by the filing of a new Enrollment Form providing for a change in the Participant's payroll deduction rate in accordance with Section 4.2 below.

         3.3. SPECIAL RULES. In the event that a person is excluded from participation in the Plan under Section 2.10 above and a court of competent jurisdiction determines that the person is eligible to participate in the Plan, the person shall be treated as an Employee only from the date of the court's determination and shall not be entitled to retroactive participation in the Plan.

                                   ARTICLE IV
                               PAYROLL DEDUCTIONS

         4.1. PARTICIPANT ELECTION. Upon the Enrollment Form, each Participant shall designate the amount of payroll deductions ("Participant Contributions") to be made from his paycheck to purchase Company Stock under the Plan. The amount of Participant Contributions shall be designated in whole percentages of Base Earnings, of at least 3% not to exceed 15% of Base Earnings for any Plan Year. The amount so designated upon the Enrollment Form shall be effective as of the next Payroll Period and shall continue until terminated or altered in accordance with Section 4.2 below.

         4.2. CHANGES IN ELECTION. A Participant may terminate participation in the Plan at any time prior to the close of a Payroll Period as provided in
Article VII. A Participant may decrease or increase the rate of Participant Contributions once each Quarter by completing and delivering to the Human Resources Department of the Company a new Enrollment Form

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setting forth the desired change. Any change under this Section 4.2 shall become effective on the first day of the next Payroll Period (to the extent practical under the Employer's payroll practices) following the delivery of the new Enrollment Form.

         4.3. PARTICIPANT ACCOUNTS. The Company shall establish and maintain a separate Brokerage Account for each Participant. The amount of each Participant's Participant Contributions shall be credited to his or her Brokerage Account. No interest will be paid or allowed on amounts credited to a Participant's Brokerage Account. All Participant Contributions withheld by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such Participant Contributions.

                                   ARTICLE V
                              COMPANY CONTRIBUTIONS

         5.1. OFFICERS AND DIRECTORS. For each Officer or director of the Employer who is a Participant in the Plan and remains an Employee on each day from each Quarter End until the anniversary of that Quarter End (the "Matching Date"), the Employer shall make a Matching Contribution to the Brokerage Account of that Participant. The Matching Contribution shall be in an amount equal to one-half of the amount of Participant Contributions set aside into the Participant's Brokerage Account for the Quarter ending on the applicable Quarter End. The Matching Contribution shall be made as soon as is practical to the Broker following the Matching Date. Withholding taxes, if any, shall be made upon such Matching Contribution based upon the Participant's existing withholding percentages or as otherwise required by law from the Participant's Base Earnings. For purposes of the Plan, "Officer" means president, secretary, vice president, treasurer or assistant vice president and shall be determined by the Committee as of any Quarter End.

         5.2. OTHER PARTICIPANTS. For each Participant who the Committee determines is not an Officer or director of the Employer under Section 5.1 above and who remains an Employee on each day from each Quarter End until the Matching Date, the Company shall make a Matching Contribution to the Brokerage Account of that Participant. Except as otherwise provided in Section 5.3 below, the Matching Contribution shall be in an amount equal to one-third of the amount of Participant Contributions set aside into the Participant's Brokerage Account for the Quarter ending on the applicable Quarter End. The Matching Contribution shall be made as soon as is practical to the Broker following the Matching Date. Withholding taxes, if any, shall be made upon such Matching Contribution based upon the Participant's existing withholding percentages or as otherwise required by law from the Participant's Base Earnings.

         5.3. TEN-YEAR EMPLOYEES. Notwithstanding the provisions of Section 5.2 above, with respect to each Participant who has completed at least ten consecutive years of employment with the Employer at the time any Matching Contribution will be made ("Ten-Year Employee"), the Matching Contribution for such Participant under Section 5.2 above shall be one-half of the amount of the Participant's Contributions instead of one-third. For purposes of this Section 5.3, a Participant's years of employment with Fidelity National Financial Inc. ("FNF") prior to the Distribution Date, including all direct and indirect subsidiaries of FNF, shall be included in determining whether the Participant is a Ten-Year Employee.

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         5.4. CHANGES IN STATUS. In the event that a Participant becomes an
Officer or director of the Employer, as described in Section 5.1 herein, or a Ten-Year Employee, as described in Section 5.3 herein, during a Quarter, for purposes of determining such Participant's Matching Contribution, all Participant Contributions made during the Quarter in which the change in status occurred shall be considered to have been made as an Officer, director or Ten-Year Employee for that Quarter.

                                   ARTICLE VI
                                PURCHASE OF STOCK

         6.1. PURCHASE OF COMPANY STOCK. Absent an election by the Participant to terminate his or her payroll deductions and have his or her Brokerage Account returned, as soon as is practical following the transfer of funds from the Employer to the Broker following the close of each Payroll Period or, with respect to Matching Contributions, Quarter End, the Plan shall cause the Broker to purchase on behalf of each Participant the maximum number of shares and partial shares of Company Stock at the purchase price determined under Section
6.4 as can be purchased with the amounts held in each Participant's Brokerage Account. If there are amounts held in a Participant's Brokerage Account that are not used to purchase Company Stock, all such amounts shall be held in the Participant's Brokerage Account and carried forward to the next Payroll Period.

         6.2. DELIVERY OF COMPANY STOCK.

                  (a) Company Stock acquired under the Plan may either be issued directly to Participants or may be issued to the Broker engaged by the Company to administer the Plan under Article VIII. If the Company Stock is issued in the name of the Broker, all Company Stock so issued ("Plan Held Stock") shall be held in the name of the Broker for the benefit of the Plan. The Broker shall maintain Brokerage Accounts for the benefit of the Participants that shall reflect each Participant's interest in the Plan Held Stock. Such accounts shall reflect the number of whole and partial shares of Company Stock that are being held by the Broker for the benefit of each Participant.

                  (b) Any Participant may elect to have the Company Stock purchased under the Plan from his or her Brokerage Account be issued directly to the Participant. Any election under this paragraph shall be on the forms provided by the Company and shall be issued in accordance with paragraph (c) below.

                  (c) In the event that Company Stock under the Plan is issued directly to a Participant, the Company will deliver to each Participant a stock certificate or certificates issued in his or her name for the number of shares of Company Stock purchased as soon as practicable after the Company Stock is purchased. Where Company Stock is issued under this paragraph, only full shares of stock will be issued to a Participant. The time of issuance and delivery of shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares.

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         6.3. PURCHASE PRICE. The purchase price for any Offering Period shall be the Fair Market Value of Company Stock on the date shares are purchased.

         6.4. FAIR MARKET VALUE. For purposes of the Plan, the term "Fair Market Value" on any given date means the value of one share of Company Stock, determined as follows:

                  (a) If the Company Stock is then listed or admitted to trading on the New York Stock Exchange ("NYSE"), NASDAQ National Market System ("NASDAQ") or a stock exchange that reports closing sale prices, the Fair Market Value shall be the opening sale price on the date of valuation, or, if no opening sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be the opening sale price of the Company Stock on the next preceding day on which a sale occurred.

                  (b) If the Company Stock is not then listed or admitted to trading on the NYSE, NASDAQ, or a stock exchange that reports closing sale prices, the Fair Market Value shall be the average of the opening bid and asked prices of the Company Stock in the over-the-counter market on the date of valuation.

                  (c) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

         6.5. FEES AND COMMISSIONS. The Company shall pay the Broker's administrative charges for opening and maintaining the Brokerage Accounts for the Participants and the brokerage commissions on purchases made for such Brokerage Accounts that are attributable to the purchase of Company Stock with Participant Contributions and Matching Contributions under the Plan. Such Brokerage Accounts may be utilized for other transactions as described in
Section 6.6 below, but any fees, commissions or other charges by the Broker in connection with such transactions shall, in certain circumstances described in
Section 6.6, be payable directly to the Broker by the Participant.

         6.6. PARTICIPANT ACCOUNTS WITH BROKER. Each Participant's Brokerage Account shall be credited with all cash dividends paid with respect to full shares and fractional shares of Company Stock purchased with Participant Contributions and Matching Contributions, unless the Company Stock is registered in the Participant's name under Section 6.2 above. Unless directed otherwise, all cash dividends on Company Stock held in a Participant's Brokerage Account shall automatically be reinvested in Company Stock as soon as is practical following receipt of the dividends by the Broker. Applicable fees and brokerage commissions on the reinvestment of such dividends will be payable by the Participant. Any stock dividends or stock splits that are made with respect to Company Stock purchased with Participant Contributions and Matching Contributions shall be credited to the Participant's Brokerage Account without charge to the Participant. Any Participant may request that a certificate for any or all of the full shares of Company Stock credited to his or her Brokerage Account be delivered to him or her at any time, provided that the Participant shall be charged by the Broker for any fees applicable to such request. A Participant may request the Broker to sell any or all of the full or fractional shares of Company Stock allocated to his or her Brokerage Account. Unless

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directed otherwise by the Participant, the Broker shall mail to the Participant a check for the proceeds, less any applicable fees and brokerage commissions and any transfer taxes, registration fees or other normal charges associated with such a sale, which shall be paid by the Participant. Except as provided in
Section 7.1 below, any sale of Company Stock held in a Participant's Brokerage Account shall not affect his or her status as a Participant. A Participant may purchase or sell additional shares of Company Stock through his or her Brokerage Account at any time through separate purchases arranged through the Broker. The Participant shall pay any and all costs, commissions or fees associated with any such transactions to the Broker, including, but not limited to, purchases, sales, reinvestment of dividends, requests for certificates and crediting of stock dividends or stock splits.

                                  ARTICLE VII
                                   WITHDRAWAL

         7.1. IN SERVICE WITHDRAWALS. At any time prior to the close of a Payroll Period, any Participant may withdraw the amounts held in his or her Brokerage Account by executing and delivering to the Human Resources Department for the Company written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant's Brokerage Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, that Participant shall cease to participate in the Plan for the remainder of the Payroll Period in which the notice is given. Any Employee who has withdrawn under this Section shall be excluded from participation in the Plan for the remainder of the Payroll Period, but may then be reinstated as a Participant for a subsequent Payroll Period by executing and delivering a new Enrollment Form to the Committee.

         7.2. TERMINATION OF EMPLOYMENT.

                  (a) In the event that a Participant's employment with the Employer terminates for any reason, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant's Brokerage Account shall be paid to the Participant or his or her beneficiary, without interest.

                  (b) A Participant may file a written designation of a beneficiary who is to receive any shares of Company Stock purchased under the Plan or any cash from the Participant's Brokerage Account in the event of his or her death. Beneficiary designations may be changed by the Participant at any time by written notice. If a Participant dies, the Committee may rely upon the most recent beneficiary designation it has on file as being the appropriate beneficiary. If a Participant dies and no valid beneficiary designation exists, or the beneficiary has predeceased the Participant, the Committee shall deliver any cash or shares of Company Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Committee, the Committee, in its sole discretion, may deliver such shares of Company Stock or cash to the spouse or any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Committee, then to such other person as the Committee may designate.

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                                  ARTICLE VIII
                               PLAN ADMINISTRATION

         8.1. PLAN ADMINISTRATION.

                  (a) Authority to control and manage the operation and administration of the Plan shall be vested in the Board, or a committee ("Committee") appointed by the Board. Until such time as the Board appoints a Committee to administer the Plan, the Board shall serve as the Committee for purposes of the Plan. The Board or Committee shall have all powers necessary to supervise the administration of the Plan and control its operations.

                  (b) In addition to any powers and authority conferred on the Board or Committee elsewhere in the Plan or by law, the Board or Committee shall have the following powers and authority:

                           (i) To designate agents to carry out responsibilities relating to the Plan;

                           (ii) To administer, interpret, construe and apply this Plan and to answer all questions that may arise or that may be raised under this Plan by a Participant, his or her beneficiary or any other person whatsoever;

                           (iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and

                           (iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.

                  (c) Any action taken in good faith by the Board or Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his or her beneficiaries. All discretionary powers conferred upon the Board shall be absolute.

         8.2. LIMITATION ON LIABILITY. No Employee of the Employer nor any member of the Board or Committee shall be subject to any liability with respect to his or her duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any other Employee of the Employer with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person's conduct in the performance of his or her duties under the Plan.

                                   ARTICLE IX
                                  COMPANY STOCK

         9.1. LIMITATIONS ON PURCHASE OF SHARES. The maximum number of shares of Company Stock that shall be made available for sale under the Plan shall be [________] shares, subject to adjustment under Section 9.4 below. The Company will issue the shares of

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Company Stock to be sold to Participants under the Plan. If the total number of shares of Company Stock that would otherwise be issuable pursuant to rights granted pursuant to Article VI of the Plan at the purchase date exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares to each Participant affected thereby and any unused Participant Contributions shall be returned to such Participant if necessary.

         9.2. VOTING COMPANY STOCK. The Participant will have no interest or voting right in shares to be purchased under Article VI of the Plan until such shares have been purchased.

         9.3. REGISTRATION OF COMPANY STOCK. Shares to be delivered to a Participant under the Plan will be registered in the name of the Plan unless designated otherwise by the Participant.

         9.4. CHANGES IN CAPITALIZATION OF THE COMPANY. Subject to any required action by the stockholders of the Company, the number of shares of Company Stock covered by each right under the Plan that has not yet been exercised and the number of shares of Company Stock that have been authorized for issuance under the Plan but have not yet been placed under rights or that have been returned to the Plan upon the cancellation of a right, as well as the purchase price per share of Company Stock covered by each right under the Plan that has not yet been exercised, shall be proportionately adjusted in the event of a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or similar transaction affecting the shares of Company Stock. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any right granted hereunder.

         9.5. MERGER OF COMPANY. In the event that the Company at any time proposes to merge into, consolidate with or to enter into any other reorganization pursuant to which the Company is not the surviving entity (including the sale of all or substantially all of its assets or a "reverse" merger in which the Company is the surviving entity), the Plan shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of rights theretofore granted, or the substitution for such rights of new rights covering the shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the rights theretofore granted or the new rights substituted therefore, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of rights theretofore granted or the substitution for such rights of new rights covering the shares of a successor corporation, then the Board or Committee shall cause written notice of the proposed transaction to be given to the persons holding rights not less than 10 days prior to the anticipated effective date of the proposed transaction, and, concurrent with the effective date of the proposed transaction, such rights shall be exercised automatically in accordance with Article

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VI as if such effective date were the end of a Payroll Period unless a
Participant withdraws from the Plan as provided in Article VII.

                                   ARTICLE X
                              MISCELLANEOUS MATTERS

         10.1. AMENDMENT AND TERMINATION. Since future conditions affecting the Company cannot be anticipated or foreseen, the Board reserves the right to amend, modify, or terminate the Plan at any time. Upon termination of the Plan, all benefits shall become payable immediately. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant. In addition, no amendment may be made without prior approval of the stockholders of the Company if such amendment would:

                  (a) Increase the number of shares of Company Stock that may be issued under the Plan;

                  (b) Materially modify the requirements as to eligibility for participation in the Plan; or

                  (c) Materially increase the benefits that accrue to Participants under the Plan.

         10.2. BENEFITS NOT ALIENABLE. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article VII.

         10.3. NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee at any time.

         10.4. GOVERNING LAW. To the extent not preempted by Federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Florida, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

         10.5. NON-BUSINESS DAYS. When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 6.5.

         10.6. COMPLIANCE WITH SECURITIES LAWS. Notwithstanding any provision of the Plan, the Committee shall administer the Plan in such a way to insure that the Plan at all times complies with any requirements of Federal securities laws. For example, affiliates may be

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required to make irrevocable elections in accordance with the rules set forth under Section 16b-3 of the Securities Exchange Act of 1934, as amended.

         IN WITNESS WHEREOF, FIDELITY NATIONAL TITLE GROUP, INC. has caused this instrument to become effective as of [_____________].

                                    FIDELITY NATIONAL TITLE GROUP, INC.



                                    By:
                                        --------------------------------
                                    Its:
                                        --------------------------------

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